UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2017

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 21, 2017, Tower International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders voted on the proposals set forth below, as described in the Company’s definitive proxy materials filed with the SEC on March 21, 2017 and dated March 23, 2017.

On March 9, 2017, the record date for the Annual Meeting, there were a total of 20,453,891 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 18,386,186 shares of common stock were represented in person or by proxy at the Annual Meeting. The proposals voted on and approved by the stockholders at the Annual Meeting were as follows:

Proposal 1: The election of three persons to serve as directors for three year terms. The following is a list of the directors elected at the Annual Meeting with the number of votes For and Withheld, as well as the number of Broker Non-Votes:

Name	For	Withheld	Broker Non-Votes

Alison Davis-Blake	16,859,077	66,765	1,460,344
Frank E. English, Jr.	16,804,308	121,534	1,460,344
James C. Gouin	16,859,730	66,112	1,460,344

Proposal 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s executive officers. This proposal was approved by the following votes:

For: 11,655,252; Against: 4,390,510; Abstentions: 880,080; and Broker Non-Votes: 1,460,344.

Proposal 3: The vote, on a non-binding advisory basis, on how often the Company will conduct an advisory vote on executive compensation. The vote on this proposal was as follows:

Every Year: 14,128,825; Every Two Years: 6,422; Every Three Years: 2,771,626; Abstentions 18,969.

The Company intends to hold the advisory vote on executive compensation on an annual basis.

Proposal 4: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017. This proposal was approved by the following votes:

For: 17,850,762, Against: 535,239; Abstentions: 185; and Broker Non-Votes: 0.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey L. Kersten

Name:	Jeffrey L. Kersten
Title:	Executive Vice President and Chief Financial Officer

Dated: April 24, 2017

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